UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 6, 2023

 Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)

 Florida
(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435
(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway	Fort Myers	Florida	33966
(Address of Principal Executive Offices)			(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CHS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2023, Patrick J. Guido notified Chico’s FAS, Inc. (the “Company”) of his decision to resign from the Company as Executive Vice President and Chief Financial Officer, to accept a position at another company where he can be located closer to his family. Mr. Guido’s last day with the Company is June 23, 2023. Mr. Guido’s resignation does not entitle him to additional compensation other than what he is entitled to under the Company’s existing plans. The Company extends its appreciation to Mr. Guido for his many contributions.

Mr. Guido will be succeeded by David M. Oliver, who has been appointed Executive Vice President, Chief Financial Officer and Chief Accounting Officer of the Company, effective June 24, 2023. Mr. Oliver will also succeed Mr. Guido at such time as the Company’s principal financial officer and will continue to serve as the Company’s principal accounting officer.

Mr. Oliver, age 65, is currently the Company’s Senior Vice President – Finance, Controller and Chief Accounting Officer having joined the Company in 2012. Mr. Oliver has held multiple leadership roles within the Company leading to his current position. He initially joined the Company as Vice President – Finance and Controller, followed by the role of Group Vice President – Finance, Controller, Chief Accounting Officer and Treasurer. Mr. Oliver also served as Interim Chief Financial Officer and Senior Vice President – Controller from February 2020 until September 2021. Prior to joining the Company, Mr. Oliver held various finance roles with SUPERVALU Inc., a retail and wholesale grocery chain, including Chief Financial Officer – Supply Chain Services, Vice President, Corporate Controller and Vice President, Investor Relations from 2004 to 2012. Mr. Oliver also served as an executive finance officer at the Arden Group, Inc. and The Vons Companies, Inc., both food supermarket retailers, as well as Audit Manager and CPA at the accounting firm Arthur Andersen.

In connection with his appointment, Mr. Oliver and the Company have entered into a letter agreement, dated June 12, 2023 (the “Oliver Letter Agreement”), reflecting changes to his compensation. Pursuant to the Oliver Letter Agreement, Mr. Oliver’s new annual salary will be $425,000, prorated during fiscal year 2023 for his time in the role. Mr. Oliver will also be eligible for an annual bonus under the Company’s Management Bonus Plan with a target of 80% of his base salary earned during each fiscal year performance period, and a payout range from 0% to 200% of his target contingent upon the achievement of corporate financial objectives, with Mr. Oliver’s annual bonus for fiscal year 2023 prorated based on his current and new roles. Additionally, Mr. Oliver will receive a promotion equity grant on or about July 3, 2023 equivalent to $225,000 in value, consisting of 50% time-based restricted stock and 50% performance-based performance share units (valued at target level). No other changes to Mr. Oliver’s compensation and benefits are contemplated at this time.

Mr. Oliver and the Company also entered into a restrictive covenant agreement, dated as of June 12, 2023, containing customary non-competition, non-solicitation, non-disparagement, reasonable cooperation and confidentiality covenants (the “Restrictive Covenant Agreement”).

The foregoing descriptions of the Oliver Letter Agreement and the Restrictive Covenant Agreement are qualified in their entirety by reference to the full text of such agreements included as Exhibits 10.1 and 10.2 to this report and incorporated herein by reference.

There are no arrangements or understandings between Mr. Oliver and any other persons pursuant to which Mr. Oliver was selected as an officer, nor are there any family relationships between Mr. Oliver and any of the Company’s directors or other executive officers. Neither Mr. Oliver nor any related person of Mr. Oliver has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on June 12, 2023 regarding the Chief Financial Officer transition. A copy of the press release is attached to this report as Exhibit 99.1.

The information presented herein is being furnished and shall not be deemed “filed” for purposes of Section 18 (“Section 18”) of the Exchange Act; nor shall such information subject the Company to liability pursuant to Section 18 or be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.

(d)Exhibits:

Exhibit 10.1	Compensation Adjustment Letter Agreement between the Company and David Oliver, dated as of June 12, 2023
Exhibit 10.2	Restrictive Covenant Agreement between the Company and David Oliver, dated as of June 12, 2023
Exhibit 99.1	Press Release of Chico’s FAS, Inc. dated June 12, 2023
Exhibit 104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: June 12, 2023	By:
/s/ Wendy L. Hufford
Wendy L. Hufford, Senior Vice President - General Counsel, Corporate Secretary & Chief Compliance Officer